Exhibit 10.9

AMENDMENT NO. 1

        This Amendment No. 1 dated as of December 14, 2004 (the "Agreement") is among Stone Energy Corporation, a Delaware corporation ("Borrower"), the banks party to the Credit Agreement described below ("Banks") and Bank of America, N.A., as Administrative Agent for the Banks ("Administrative Agent").

INTRODUCTION

        A.     Borrower, Administrative Agent, and the Banks are parties to the Credit Agreement dated as of April 30, 2004 (the “Credit Agreement”).

        B.     Borrower has requested that the Banks (i) amend the Credit Agreement to permit the issuance of up to $200,000,000 of unsecured senior subordinated notes (the “High-Yield Notes”) and (ii) redetermine the Borrowing Base in connection with its acquisition of certain Oil and Gas Properties and its issuance of the High-Yield Notes.

        THEREFORE, Borrower, Administrative Agent and the Banks hereby agree as follows:

        Section 1.    Definitions; References. Unless otherwise defined in this Agreement, each term used in this Agreement which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

        Section 2. Borrowing Base Redetermination. In accordance with Section 2.2 of the Credit Agreement, the Banks hereby redetermine the Borrowing Base under the Credit Agreement to be $400,000,000, effective upon the issuance of the High-Yield Notes.

        Section 3.    Amendment. Effective as of the date specified in Section 5 of this Agreement, the Credit Agreement is amended as follows:

             (a)       Section 1.1 of the Credit Agreement is hereby amended to insert the following definitions therein, in alphabetical order:

“2001 Indenture” means the Indenture dated as of December 5, 2001 between the Borrower and JP Morgan Chase, as Trustee, relating to the issuance of $200 million of 8.25% unsecured senior subordinated notes due 2011.

“2004 Indenture” means the Indenture dated as of December 15, 2004 between the Borrower and JPMorgan Chase Bank, N.A., as Trustee, relating to the issuance of up to $200 million of unsecured senior subordinated notes.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of December 14, 2004.

             (b)     Section 6.2 of the Credit Agreement is hereby amended to insert the following clause (g) after the existing clause (f):

(g) up to $200 million of unsecured indebtedness related to the issuance of senior subordinated notes pursuant to the 2004 Indenture; provided that (i) such notes are due no earlier than April 30, 2010; (ii) such notes are subordinated to the Debt of the Borrower and its Subsidiaries under the Credit Documents pursuant to subordination terms that are substantially similar to those contained in the 2001 Indenture, as in effect on the date of Amendment No. 1; (iii) the terms of the 2004 Indenture are no more restrictive in any material respect (in the opinion of the Administrative Agent) on the Borrower than those of the 2001 Indenture, as in effect on the date of Amendment No. 1.

        Section 4.    Representations and Warranties.

             (a)     the representations and warranties set forth in the Credit Agreement and in the other Credit Documents are true and correct in all material respects as of the date of this Agreement;

             (b)     (i) the execution, delivery, and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate proceedings and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Borrower, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and

             (c)     as of the effectiveness of this Agreement, no Default or Event of Default has occurred and is continuing.

        Section 5.    Effectiveness.

             (a)     This Agreement, including the amendments contained in Section 3 but excluding the Borrowing Base redetermination contained in Section 2, shall become effective upon the occurrence of all of the following: (i) the Majority Banks’ and the Borrower’s duly and validly executing originals of this Agreement and (ii) the representations and warranties in this Agreement being true and correct in all material respects.

             (b)     The Borrowing Base redetermination contained in Section 2 shall become effective upon the occurrence of all of the following: (i) the Majority Banks’ approval of the proposed Borrowing Base in Section 2 and (ii) the issuance of the High-Yield Notes.

        Section 6.    Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.

        Section 7.    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original.

        THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        EXECUTED as of the date first set forth above.

BORROWER: STONE ENERGY CORPORATION

By: /s/ James H. Prince
Name:	James H. Prince
Title:	Executive Vice President and Chief Financial Officer

By: /s/ J. Kent Pierret
Name:	J. Kent Pierret
Title:	Senior Vice President, Chief Accounting Officer and Treasurer
AGENT:
BANK OF AMERICA, N.A.

By: /s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Senior Vice President
BANKS:
BANK OF AMERICA, N.A.

By: /s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Senior Vice President

BANK ONE, N.A. (MAIN OFFICE CHICAGO)

By:
Name:
Title:

HARRIS NESBITT FINANCING, INC.

By: /s/ James V. Ducote
Name:	James V. Ducote
Title:	Vice President

UNION BANK OF CALIFORNIA, N.A.

By: /s/ Scott Myatt
Name:	Scott Myatt
Title:	Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Katheryn A. Gaiter
Name:	Katheryn A. Gaiter
Title:	Vice President

BNP PARIBAS

By: /s/ David Dodd
Name:	David Dodd
Title:	Director

By: /s/ Barton D. Schouest
Name:	Barton D. Schouest
Title:	Managing Director

THE ROYAL BANK OF SCOTLAND PLC

By: /s/ Phillip Ballard
Name:	Phillip Ballard
Title:	Senior Vice President

UFJ BANK LIMITED

By: /s/ Clyde L. Redford
Name:	Clyde L. Redford
Title:	Senior Vice President

WHITNEY NATIONAL BANK

By: /s/ Trudy W. Nelson
Name:	Trudy W. Nelson
Title:	Vice President

WASHINGTON MUTUAL BANK, FA

By: /s/ Mark Isensee
Name:	Mark Isensee
Title:	Vice President

COMERICA BANK

By: /s/ Huma Vadgama
Name:	Huma Vadgama
Title:	Vice President

MIZUHO CORPORATION BANK, LTD.

By:
Name:
Title:

BANK OF SCOTLAND

By: /s/ Amena Nabi
Name:	Amena Nabi
Title:	Assistant Vice President

HIBERNIA NATIONAL BANK

By: /s/ David R. Reid
Name:	David R. Reid
Title:	Senior Vice President

NATEXIS BANQUES POPULAIRES

By: /s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Vice President & Manager

By: /s/ Daniel Payer
Name:	Daniel Payer
Title:	Vice President